Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-61181, 33-37545, 333-12279, 333-30342, 333-74010 and 333-106961) of Tucows Inc. of our report dated July 26, 2006 relating to the consolidated financial statements of Mailbank.com, Inc. and Subsidiaries as of December 31, 2005 and 2004 and for the years then ended which appears in this Current Report on Form 8-K/A (amendment no. 2) of Tucows Inc.

/s/ Mayer Hoffman McCann P.C.

Denver, Colorado
August 30, 2006